UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2018 (January 31, 2018)

GENESCO INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)

(615) 367-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On January 31, 2018, Genesco Inc. (the "Company") entered into a Fourth Amended and Restated Credit Agreement (the "Credit Facility") by and among the Company, certain subsidiaries of the Company party thereto, as other borrowers, the lenders party thereto (the "Lenders") and Bank of America, N.A., as agent (the "Agent"). The Credit Facility effectively replaces the Company’s previous $400.0 million revolving credit facility.

The material terms of the Credit Facility are as follows:

     Availability
     The Credit Facility is a revolving credit facility in the aggregate principal amount of $400.0 million, including (i) for the Company and the other borrowers formed in the U.S., a $70.0 million sublimit for the issuance of letters of credit and a domestic swingline subfacility of up to $45.0 million, (ii) for GCO Canada Inc., a revolving credit subfacility in an aggregate amount not to exceed $70.0 million, which includes a $5.0 million sublimit for the issuance of letters of credit and a swingline subfacility of up to $5.0 million, and (iii) for Genesco (UK) Limited, a revolving credit subfacility in an aggregate amount not to exceed $100.0 million, which includes a $10.0 million sublimit for the issuance of letters of credit and a swingline subfacility of up to $10.0 million. The Credit Facility has a five-year term. Any swingline loans and any letters of credit and borrowings under the Canadian and U.K. subfacilities will reduce the availability under the Credit Facility on a dollar-for-dollar basis.

The Company has the option, from time to time, to increase the availability under the Credit Facility by an aggregate amount of up to $200.0 million subject to, among other things, the receipt of commitments for the increased amount. In connection with this increased facility, the Canadian revolving credit subfacility may be increased by no more than $15.0 million and the U.K. revolving credit subfacility may be increased by no more than $100.0 million.

The aggregate amount of the loans made and letters of credit issued under the Credit Facility shall at no time exceed the lesser of the facility amount ($400.0 million or, if increased as described above, up to $600.0 million) or the "Borrowing Base", which generally is based on 90% of eligible inventory (increased to 92.5% during fiscal months September through November) plus 85% of eligible wholesale receivables plus 90% of eligible credit card and debit card receivables of the Company and the other borrowers formed in the U.S. and GCO Canada Inc. less applicable reserves (the "Loan Cap"). If requested by the Company and Genesco (UK) Limited and agreed to by the required percentage of Lenders, the relevant assets of Genesco (UK) Limited will be included in the Borrowing Base, provided that amounts borrowed by Genesco (UK) Limited based solely on its own borrowing base will be limited to $100.0 million, subject to the increased facility as described above. At no time can the total loans outstanding to Genesco (UK) Limited and to GCO Canada Inc. exceed 50% of the Loan Cap. In the event that the availability for GCO Canada Inc. to borrow loans based solely on its own borrowing base is completely utilized, GCO Canada Inc. will have the ability, subject to certain terms and conditions, to obtain additional loans (but not to exceed its total revolving credit subfacility amount) to the extent of the then unused portion of the domestic Loan Cap.

The Credit Facility also provides that a first-in, last-out tranche could be added to the revolving credit facility at the option of the Company subject to, among other things, the receipt of commitments for such tranche.

     Collateral
     The loans and other obligations under the Credit Facility are secured by a perfected first priority lien on, and security interest in certain assets of the Company and certain subsidiaries of the Company, including accounts, inventory, payment intangibles, and deposit accounts and specifically excludes intellectual property, equity interests, equipment, real estate and leaseholds interests. The assets of Genesco (UK) Limited will not be pledged as collateral unless the UK borrowing base is established and once pledged, will only serve to secure the obligations of GCO Canada Inc. and Genesco (UK) Limited and their respective subsidiaries.

     Interest and Fees
     The Company’s borrowings under the Credit Facility bear interest at varying rates that, at the Company’s option, can be based on:

Domestic Facility

•
(a) LIBOR (not to be less than zero) plus the applicable margin (based on average Excess Availability (as defined below) during the prior quarter) or (b) the domestic Base Rate (defined as the highest of (i) the Bank of America prime rate, (ii) the federal funds rate plus 0.50% or (iii) LIBOR for an interest period of thirty days plus 1.0%) plus the applicable margin.

Canadian Subfacility

•
for loans made in Canadian dollars, (a) the bankers’ acceptances ("BA") rate (not to be less than zero) plus the applicable margin or (b) the Canadian Prime Rate (not to be less than zero) (defined as the highest of the (i) Bank of America Canadian prime rate, and (ii) the BA rate for a one month interest period plus 1.0%) plus the applicable margin.

•
for loans made in U.S. dollars, (a) LIBOR plus the applicable margin or (b) the U.S. Index Rate (not to be less than zero) (defined as the highest of the (i) Bank of America (Canada branch) U.S. dollar base rate, (ii) the federal funds rate plus 0.50%, and (iii) LIBOR for an interest period of thirty days plus 1.0%) plus the applicable margin.

UK Subfacility

•	LIBOR (not to be less than zero) plus the applicable margin.

Swingline Loans

•	Domestic swingline loans - domestic Base Rate plus the applicable margin.

•	UK swingline loans - UK Base Rate (being the "base rate" of the local Bank of America branch in the jurisdiction of the currency chosen) plus the applicable margin.

•	Canadian swingline loans - Canadian Prime Rate or U.S. Index Rate, plus the applicable margin.

The initial applicable margin for domestic Base Rate loans (including domestic swingline loans), U.S. Index rate loans (including Canadian swingline loans) and Canadian Prime Rate loans (including Canadian swingline loans) is 0.50%, and the initial applicable margin for LIBOR loans, BA equivalent loans and UK swingline loans is 1.50%. Thereafter, the applicable margin will be subject to adjustment based on "Excess Availability" for the prior quarter. The term "Excess Availability" means, as of any given date, the excess (if any) of the Loan Cap over the outstanding credit extensions under the Credit Facility.

     Interest on the Company’s borrowings is payable monthly in arrears for domestic Base Rate loans (including domestic swingline loans), U.S. Index rate loans (including Canadian swingline loans), Canadian Prime Rate loans (including Canadian swingline loans) and UK swingline loans and at the end of each interest rate period (but not less often than quarterly) for LIBOR loans and BA equivalent loans.

     The Company is also required to pay a commitment fee on the actual daily unused portions of the Credit Facility at a rate of 0.25% per annum.

Currency
Loans to GCO Canada Inc. may be made in U.S. dollars or Canadian dollars. Loans to Genesco (UK) Limited may be made in U.S. dollars, Euros, Pounds Sterling or any other freely transferable currencies approved by the Agent and applicable Lenders.

     Certain Covenants
     The Company is not required to comply with any financial covenants unless Excess Availability is less than the greater of $25.0 million or 10% of the Loan Cap. If and during such time as Excess Availability is less than the greater of $25.0 million or 10% of the Loan Cap, the Credit Facility requires the Company to meet a minimum fixed charge coverage ratio of (a) an amount equal to consolidated EBITDA less capital expenditures and taxes paid in cash, in each case for such period, to (b) fixed charges for such period, of not less than 1.0:1.0.

The Credit Facility also permits the Company to incur senior debt in an amount up to the greater of $500.0 million or an amount that would not cause the Company's ratio of consolidated total indebtedness to consolidated EBITDA to exceed 5.0:1.0 provided that certain terms and conditions are met.

     In addition, the Credit Facility contains certain covenants that, among other things, restrict additional indebtedness, liens and encumbrances, loans and investments, acquisitions, dividends and other restricted payments, transactions with affiliates, asset dispositions, mergers and consolidations, prepayments or material amendments to certain material documents and other matters customarily restricted in such agreements.

     Cash Dominion
     The Credit Facility also contains cash dominion provisions that apply in the event that the Company’s Excess Availability is less than the greater of $30.0 million or 12.5% of the Loan Cap for 3 consecutive business days or if certain events of default occur under the Credit Facility.

     Events of Default
     The Credit Facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts and to agreements which would have a material adverse effect if breached, certain events of bankruptcy and insolvency, certain ERISA events, judgments in excess of specified amounts and change in control.

Certain of the Lenders under the Credit Facility or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the credit agreement constituting the Credit Facility, which is attached hereto as Exhibit 10.1.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF‑BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under Item 1.01 above is incorporated by reference hereunder.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
(d)       Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description

10.1
Fourth Amended and Restated Credit Agreement, dated as of January 31, 2018, by and among Genesco Inc., certain subsidiaries of Genesco Inc. party thereto, as Other Domestic Borrowers, GCO Canada Inc., Genesco (UK) Limited, the lenders party thereto and Bank of America, N.A., as Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: February 2, 2018	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

10.1
Fourth Amended and Restated Credit Agreement, dated as of January 31, 2018, by and among Genesco Inc., certain subsidiaries of Genesco Inc. party thereto, as Other Domestic Borrowers, GCO Canada Inc., Genesco (UK) Limited, the lenders party thereto and Bank of America, N.A. as Agent